UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (earliest event reported): May 23, 2008

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10346	77-0226211
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

9485 Haven Avenue, Suite 100

Rancho Cucamonga, California 91730

(Address of principal executive offices) (Zip code)

(909) 987-9220

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.                                         Entry Into a Material Definitive Agreement.

On May 23, 2008, EMRISE Corporation (the “Company”) and its wholly-owned subsidiary, EMRISE Electronics Corporation (“EEC”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which EEC will acquire Custom Components, Inc. (“CCI”) and its subsidiary, Advanced Control Components, Inc. (“ACC”).

Pursuant to the terms of the Stock Purchase Agreement, EEC will acquire all of the issued and outstanding shares of common stock of CCI and all of the issued and outstanding shares of common stock of ACC not owned by CCI. All of the common stock of CCI is currently owned by Charles S. Brand, and all of the common stock of ACC is currently owned by CCI, Thomas P. M. Couse and Joanne Couse. Currently, an option to purchase 1% of the common stock of ACC is held by Michael Gaffney. Pursuant to the terms of the Stock Purchase Agreement, this option will be terminated in exchange for the portion of the purchase price paid to Michael Gaffney.

The initial purchase price for all of the capital stock of both CCI and ACC is $13,000,000, subject to adjustments for working capital and net cash. In addition, EMRISE is obligated to (i) issue promissory notes in the aggregate principal amount of up to an additional $2,000,000 and (ii) pay up to an additional $3,000,000 in cash if ACC meets certain operating income targets for one or both of the two twelve-month periods following the closing.

Closing of the Stock Purchase Agreement is subject to satisfaction of customary closing conditions, including compliance with the New Jersey Industrial Site Recovery Act, NJSA 13:1K-1 et seq. and obtaining the consent of EMRISE’s senior lender. The Stock Purchase Agreement also contains customary representations, warranties, covenants and indemnities.

The foregoing is a summary of the terms of the Stock Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1. The Stock Purchase Agreement contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk in the Stock Purchase Agreement. Accordingly, investors should not rely on the representation and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise

Item 9.01                                            Financial Statements and Exhibits

(d)                                            Exhibits:

Exhibit No.	Description

10.1

Stock Purchase Agreement dated May 23, 2008 by and among EMRISE Electronics Corporation, EMRISE Corporation, Charles S. Brand, Advanced Control Components, Inc., Thomas P. M. Couse, Joanne Couse, Michael Gaffney and Custom Components, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMRISE CORPORATION

Dated: May 27, 2008	By:	/s/ D. JOHN DONOVAN
D. John Donovan, Vice President of Finance and Administration (principal financial officer)

INDEX TO EXHIBITS ATTACHED TO THIS REPORT

Exhibit No.	Description

10.1

Stock Purchase Agreement dated May 23, 2008 by and among EMRISE Electronics Corporation, EMRISE Corporation, Charles S. Brand, Advanced Control Components, Inc., Thomas P. M. Couse, Joanne Couse, Michael Gaffney and Custom Components, Inc.